Calculation of Filing Fee Tables
S-4
Palo Alto Networks Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	129,757,956		$ 24,595,338,827.70	0.0001531	$ 3,765,546.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,595,338,827.70		$ 3,765,546.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,765,546.37
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.0001 per share, of Palo Alto Networks, Inc., a Delaware corporation ("PANW", and such shares, the "PANW common stock") estimated to be issuable by PANW pursuant to the merger described in this registration statement and the Agreement and Plan of Merger, dated as of July 30, 2025 (the "merger agreement"), by and among PANW, Athens Strategies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of PANW ("Merger Sub"), and CyberArk Software Ltd., a company organized under the laws of the State of Israel ("CyberArk"). (2) The number of shares of PANW common stock being registered is based on the sum of an estimate of (i) the maximum number of ordinary shares, par value NIS 0.01 per share, of CyberArk (the "CyberArk ordinary shares") outstanding as of September 12, 2025 or issuable or expected to be converted or exchanged (including in respect of CyberArk's equity awards) in connection with the merger of Merger Sub with and into CyberArk pursuant to the merger agreement (the "merger"), collectively equal to 58,967,487, multiplied by the exchange ratio of 2.2005 shares of PANW common stock for each CyberArk ordinary share. (3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(f)(1), 457(f)(3) and 457(c) promulgated thereunder. The maximum aggregate offering price is (i) (A) the average of the high and the low sale prices of CyberArk ordinary shares as reported on the Nasdaq Stock Market on September 5, 2025 ($462.10 per share), multiplied by (B) the estimated maximum number of CyberArk ordinary shares that may be converted or exchanged (including in respect of CyberArk's equity awards) in the merger for the securities being registered (58,967,487) minus (ii) $2,653,536,915, which is the aggregate amount of cash estimated to be paid by PANW in exchange for the cancellation of such CyberArk ordinary shares in the merger.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
58,967,487	$ 462.10	$ 27,248,875,742.70		$ 2,653,536,915.00	$ 24,595,338,827.70

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A